                                                                    EXHIBIT 10.1
                                LOAN AGREEMENT

THIS AGREEMENT, dated as of April 16, 2001, is between Gaiam, Inc. and its 100% owned subsidiaries (the "Company"), 360 Interlocken Blvd., Suite 300, Broomfield, Colorado 80021 (address), and Wells Fargo Bank West, N.A. (the "Bank"), 1242 Pearl Street, P.O. Box 227, Boulder, Colorado.

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS

Section 1.1 The terms defined in this Article shall have the meanings specified for all purposes of this Agreement. For purposes of this Agreement all references to the Company shall mean Gaiam, Inc.

(a)  "Borrowing Base" shall mean an amount equal to the sum of the following:

     (1) 75% of the Company's total accounts receivable which are less than 60 days past due according to their assigned selling terms; plus

     (2)  50% of the Company's total finished goods inventory, excluding any
                                                               ---------
          goods being manufactured, subject to further manufacturing processes by the Company, and inventory considered obsolete.

(b)  "Commitment Expiration Date" shall mean June 30, 2003.

(c) "Consolidated Debt to Worth Ratio" shall mean the ratio of (i) the aggregate debt of the Company less cash or cash equivalents at the Bank, determined in accordance with generally accepted accounting principles, less any debt formally subordinated by a creditor to the indebtedness of the Company to the Bank, to (ii) the Company's net equity, determined in accordance with generally accepted accounting principles plus any debt formally subordinated by a creditor to the indebtedness of the Company to the Bank.

(d) "Current Ratio" shall mean the ratio of current assets of the Company to its current liabilities, determined in accordance with generally accepted accounting principles.

(e) "Equity Equivalent Investments" shall mean cash provided to the Company either by the purchase of common or preferred stock or by the making of Loans to the Company that are formally subordinated to the indebtedness of the Company to the Bank.

(f) "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

(g)  "Event of Default" shall mean any of the events listed in


                               -1-   Gaiam, Inc.

Section 5.1 below.

(h) "Loan" or "Loans" mean all advances and draws on Letters of Credit that the Bank agrees to make or issue hereunder.


                                  ARTICLE II
                                  ----------

                                THE COMMITMENT

Section 2.1 The Bank agrees, on the terms herein set forth, to make Loans to the Company under a Revolving Line of Credit in an aggregate amount not exceeding the lesser of the Borrowing Base or $10,000,000.00. The Loans may be in the form of cash advances or Letters of Credit as requested by the Company on or before the Commitment Expiration Date, when said Loans, together with interest thereon, shall be due and payable. The amount available for Loans at any time shall be the lesser of $10,000,000.00 or the Borrowing Base, minus the
                                                                      -----
aggregate principal amount of all outstanding cash advances and outstanding Letter of Credit issued hereunder. Calculations of the Borrowing Base shall be submitted to the Bank quarterly and with each Loan advance, on the basis of the information and certificates provided pursuant to Sections 4.1(a) and (b) below; however, compliance with the Borrowing Base limitation is a continuing obligation. However, the Company may request advances under any given Borrowing Base Certificate for a period of forty days without providing additional certificates. If any time the aggregate balance outstanding on the Loans exceeds the Borrowing Base, the excess shall become immediately due and payable and shall be paid to the Bank within five business days after written notice to the Company.

Section 2.2 The Company may request the Bank to issue, or cause to have issued by a third party bank, Letters of Credit. Maturing drafts drawn in accordance with the terms of the Letters of Credit shall be payable in full when due, either through the cash assets of the Company or by a draw against funds then available under Section 2.1. The Letters of Credit will be priced on a fee basis, dependent on the costs of complying with the terms of each Letter of Credit or ensuing draft. Each Letter of Credit shall have an expiration date as requested by the Company; however, with respect to any Letter of Credit for which an expiration date later than the Commitment Expiration Date is requested:
(a) such later date shall be consistent with the Company's usual and customary practice for Letter of Credit transactions during the immediately preceding 12 months, and (b) on or before the Commitment Expiration Date the Company shall provide collateral reasonably acceptable to the Bank for any draws on such Letter of Credit after the Commitment Expiration Date.

Section 2.3 The Loan described in Section 2.1 shall be evidenced by a Promissory Note in the maximum principal amount of $10,000,000.00, payable to the order of the Bank on or before June 30, 2003.

                               -2-   Gaiam, Inc.

Section 2.4 The Bank agrees, on the terms herein set forth, to make Loans on a non-revolving basis to the Company under a Term Loan in an aggregate amount not exceeding $4,900,000.00. The Loans shall be in the form of cash advances as requested by the Company on or before July 31, 2001.

Section 2.5 The Loan described in Section 2.4 shall be evidenced by a Promissory Note in the maximum principal amount of $4,900,000.00, payable to the order of the Bank on or before July 1, 2006. This Term Loan shall require payments of $272,222.22 principal per quarter beginning January 1, 2002. Interest shall be payable quarterly beginning July 1, 2001.

      (a) Loans drawn again this Term Loan shall be limited to $1,330,000.00, until the Company either pledges cash or cash equivalent collateral reasonably acceptable to the Bank to secure the remaining $3,357,000.00 available under this note, or provides other additional collateral as described in paragraph (b) below, or provides other additional and / or substitute collateral reasonably acceptable to the Bank.

      (b) The company presently owns two parcels of real estate, one known as the Real Goods Solar Living Center located at 13071 S. Highway 101, Hopland, California, and the other known as the Gaiam Yoga Center, located on Feather Mountain Road, Paulden, Arizona. The Company hereby requests the Bank to order appraisals on these properties, to be performed by third party appraisers selected by and under the direction of the Bank. The acceptance of these appraisals and the valuations described therein must be reasonably acceptable to Bank. Said appraisals and their subsequent review shall be completed by June 15, 2001. The Company hereby agrees to pay all reasonable costs of said appraisals paid to third parties. The Bank does agree that this real estate will be deemed as additional collateral acceptable to the Bank, applying a maximum advance rate of 70% of accepted valuation on the Real Goods Solar Living Center and a maximum advance rate of 60% on the Gaiam Yoga Center.

Section 2.6 The Loans described in Sections 2.1 and 2.4 shall bear interest at a rate equal to the lower of Wells Fargo Bank West, N.A. Prime Rate (the "Prime Rate") minus ?% as in effect from time to time, which rate shall change, without notice, whenever the Prime Rate changes, to and including maturity or the 30 day
                                                                   --
London Interbank Offered Rate (LIBOR) as quoted on the first business day of each calendar month plus 275 basis points. Overdue principal and (to the extent legally enforceable) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a rate four percentage points above the rate in effect at the time such principal or interest becomes due.

                               -3-   Gaiam, Inc.

Section 2.7 The Company shall have the right to repay the Loans in part or in whole at any time without penalty except as noted below; however, prepayment in full must be accompanied by payment of all accrued interest then due.

      (a) The company shall have the option to fix the interest rate on the Term Loan described in Section 2.4 for a period of one year at the one year LIBOR rate as described in the Wall Street Journal plus 275 basis points. Said fixed rate election may only be made effective the first business day of each calendar month, and shall remain in effect for a period of one year from the effective date. If the Term Loan is prepaid above and beyond the agreed upon repayment schedule while a fixed rate election is in effect, the Company shall pay to the Bank a 1% prepayment penalty.

Section 2.8 All payments made by the Company on account of principal and of interest shall be made in immediately available funds to the Bank.

Section 2.9 The Bank's commitment to make the initial and all subsequent Loans hereunder shall be subject to the following conditions:

(a)  Prior to the initial Loan on the Revolving Line of Credit described in
     Section 2.1, payment by the Company of a $20,000.00 loan commitment fee.

(b) Prior to the initial Loan on the Term Loan described in Section 2.4, payment by the Company of a $12,500.00 loan commitment fee.

(c) Prior to the initial Loan, delivery to the Bank of the Note and all security agreements, financing statements and related documents necessary to confirm or create liens and security interests in favor of the Bank on all the Company's accounts, equipment and inventory as security for the Loan.

(d) As of the dates of the initial and any subsequent Loans, all representations and warranties of the Company contained herein shall be true and no Event of Default shall have occurred and be continuing.

                                  ARTICLE III
                                  -----------

                         REPRESENTATION AND WARRANTIES

The Company represents and warrants to the Bank as follows:

Section 3.1 The Company is duly organized, validly existing, and in good standing under the laws of the State of Colorado, and is duly qualified to do business wherever necessary to carry on its present operations.

                               -4-   Gaiam, Inc.

Section 3.2 The making and performance of this Agreement is within the Company's corporate powers; has been duly authorized by all necessary corporate action; does not require any stockholder consent; does not require the approval of any federal or state regulatory authority; does not contravene any law, regulation or agreement to which the Company is a party or by which it or its assets may be bound; and will not conflict with any provision of the articles of incorporation, bylaws or other governing documents of the Company.

Section 3.3 This Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

Section 3.4 There is no pending, nor to the best of the Company's knowledge threatened, action or proceedings before any court or administrative agency that may materially adversely affect the Company's financial condition or operations as of the date of this Agreement. The Company hereby agrees to notify the Bank in writing of any subsequent action or proceedings before any court or administrative agency that, in the judgment of the Company's management based on the advise of legal counsel, may materially adversely affect the Company's financial condition or operations. Said notice shall be given to the Bank within 30 days of such determination.

Section 3.5 The Company has good and marketable title to all of its material properties or assets (except leased assets), and none of such material properties or assets included in the Borrowing Base are subject to any mortgage, pledge, loan security interest, encumbrance or any other security agreement or arrangement of any type whatsoever except the security interests, liens and encumbrances permitted by this Agreement and Permitted Liens permitted pursuant to Section 4.2(f).

Section 3.6 Except for any Tax Disputes permitted pursuant to Section 4.2(f), to the best of the Company's knowledge and information no material claim for taxes, whether federal, state or local, are presently being assessed against the Company with respect to any past due taxes, nor are there any tax disputes being litigated or determined by governmental proceedings at the present time that have not been reflected in the financial statements of the Company previously furnished to the Bank.

Section 3.7 The Company or property of the Company as of the date of this Agreement is not the subject of any ongoing litigation, judgment, decree, order, citation, compliant, or notice of violation relating to or arising out of environmental laws or issues. For purposes of this Agreement, Contamination and Contaminated shall mean the presence of solid or hazardous wastes, hazardous substances, pollutants or contaminants, petroleum, toxic or hazardous constituents, or similar materials, as such terms are defined under any federal, state, or local statute, whether currently or subsequently enacted, or under common law. The Company hereby agrees to notify the Bank in

                                -5- Gaiam, Inc.

writing of any subsequent action or proceedings before any court or administrative agency that, in the judgment of the Company's management based on the advise of legal counsel, makes the Company the subject of litigation, judgment, decree, order, citation, compliant, or notice of violation relating to or arising out of environmental laws or issues, which may materially adversely affect the Company's financial condition. Said notice shall be given to the Bank within 30 days of such determination.

                                  ARTICLE IV
                                  ----------

                           COVENANTS OF THE COMPANY

SECTION 4.1 So long as the Company may borrow hereunder and until payment in full of the Note and performance of all other obligations of the Company under this Agreement, the Company shall:

(a) (i) Furnish to the Bank within 45 days after the end of each quarter during each fiscal year a consolidated balance sheet and income statement; (ii) furnish to the Bank within 150 days after the end of each fiscal year of the Company an audited consolidated balance sheet and income statement; (iii) furnish to the Bank within 150 days after the end of each fiscal year of the Company projections for the ensuing year; and(iv) permit or cause to permit the Bank at any reasonable time during normal business hours to have access to the books and records of the Company and to inspect or otherwise check the properties of the Company, but only upon at least three (3) business days notice by the Bank.

(b) Furnish to the Bank within 30 days after the end of each calendar quarter and at the time of each request for an advance on the Loan (unless otherwise stated in Section 2.1) a completed and signed Borrowing Base Certificate, a blank copy of which is attached as Exhibit A, accompanied by copies of the same month's end accounts receivable aging and summary inventory lists. The inventory lists so provided shall include separate listings for inventory deemed discontinued or obsolete by the Company.

(c) Maintain a Current Ratio of at least 1.0 to 1 at the end of each calendar quarter. While the Company and the Bank acknowledge that this calculation need only be performed at the end of each calendar quarter, the Company agrees in principle to maintain such financial covenant on an ongoing basis, and shall use reasonable efforts to insure compliance with same.

(d) Maintain a Consolidated Debt to Worth Ratio not to exceed 1.6 to 1 at the end of each calendar quarter. While the Company and the Bank acknowledge that this calculation need only be performed at the end of each calendar quarter, the Company agrees in principle to maintain such financial covenant on an ongoing basis, and shall use reasonable efforts to insure compliance with same.

                                -6- Gaiam, Inc.

(e) Maintain a minimum Shareholder Equity position of $12,000,000.00, as defined under Generally Accepted Accounting Principles at the end of each calendar quarter. While the Company and the Bank acknowledge that this calculation need only be performed at the end of each calendar quarter, the Company agrees in principle to maintain such financial covenant on an ongoing basis, and shall use reasonable efforts to insure compliance with same.

(f) Use the Bank as its principal depository for all demand and savings business accounts.

(g) Allow the Bank the opportunity to bid on all short-term investments held in the form of cash and / or cash equivalents including certificates of deposit and repurchase agreements provided that this obligation to allow the Bank to bid shall only extend to short-term investments in excess of $1,000,000.00 and provided further that such obligation shall not extend to other investments in connection with acquisitions owed to the seller or affiliates of the seller.

(h) Maintain insurance with responsible companies on such of its properties, in such amounts and against such amount and against such risks as is reasonable and customarily maintained by similar businesses operating in the same vicinity, and, prior to May 31, 2001, file with the Bank evidence of such coverage which names the Bank as Loss Payee.

(i) Comply in all material respects with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the assets included in the Borrowing Base if the failure to comply would have a material adverse affect on the Company. The Company may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals.

(j) Promptly provide notice to the Bank of (i) the occurrence of an Event of Default; (ii) the occurrence of a "Reportable Event" (as defined in ERISA); or
(iii) the institution of steps by the Company to withdraw from or terminate any employee benefit plan as to which the Company may have any liability material to the Company's business and operations.

(k) Permit the Bank to perform inspections of the Company's accounts receivable, inventory, and other pertinent financial records, to be conducted during regular business hours and by the Bank giving at least three business days' prior notice. Said inspections are to be limited to a maximum of three annually.

(l) Promptly furnish to the Bank copies of all documents filed by it with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange or any state securities commission, limited to all registration statements, annual reports on Form 10K, quarterly reports on Form

                                -7- Gaiam, Inc.

10Q, reports on Form 8K, proxy statements and annual reports to shareholders, and all amendments there to.

Section 4.2 So long as the Company may borrow hereunder and until payment in full of the Note and performance of all other obligations of the Company hereunder, the Company shall not:

(a) Pay a cash dividend on capital stock now or hereafter outstanding, or redeem, retire, purchase or otherwise acquire directly or indirectly any shares of the debtor's stock now or hereafter outstanding provided that the Company may redeem shares of the Company's stock owned by employees or former employees of the Company up to a maximum of $1,000,000 per year and provided further that nothing in this Section 4.2(a) shall prevent the cashless exercise of stock options granted by the Company, or the purchase of its common stock up to the amount of 50% of operating income earned during the prior twelve months plus any equity issued subsequent to the December 31, 2000. Any such purchase of common stock shall be in compliance with the terms stated in Section 4.1.

(b) Without the written consent of the Bank, enter into any mergers, acquisitions or consolidations unless the Company is the surviving entity.

(c) Without providing prior notice to the Bank, sell, lease or otherwise dispose of all or any substantial part of its assets or operation other than in the ordinary course of the Company's business; The sale of website codes and rights is expressly accepted and noted.

(d) Without providing prior notice to the Bank, make any loans or advances to another person or entity, enter into any direct borrowings other than purchase money security agreements for equipment acquisitions or assume, guarantee or otherwise become contingently liable on any borrowings or indebtedness of another person or entity

     (i) Advances not to exceed 1% of the total assets of the Company in the aggregate are expressly permitted.

     (ii) Advances and borrowings between the Company and its subsidiaries are expressly permitted.

(e) Without the prior written consent of the Bank, permit any Pension and/or Profit Sharing Plan maintained by it to:

     (i)  Engage in any "prohibited transaction" as such term is defined in section 4975 of the Internal Revenue Code of 12954, as amended;

     (ii) Incur any "accumulated funding deficiency" as such term is defined in section 302 of ERISA; or

                                -8- Gaiam, Inc.

     (iii) Terminate in a manner that could result in the imposition of a lien on the property of the Company pursuant to section 4068 to ERISA.


(f) Without the prior written consent of the Bank, create, incur or permit to exist any material lien, security interest or other encumbrance upon any of its properties or assets included in the Borrowing Base which ranks senior to or pari passu with the security interest of the Bank, except the following liens are expressly permitted(each a "Permitted Lien"):


          1) Liens for taxes not yet due or which are being contested in good faith (a "Tax Dispute");

          2) pledges and deposits made in the ordinary course of business and/or in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations, as applicable;

          3) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its subsidiaries;

          4) Liens which arise in the ordinary course of business for sums not due or sums which the Company is contesting in good faith and by appropriate proceedings and with respect to which the Company has made adequate reserves in accordance with GAAP, but which do not involve any deposits or advances or borrowed money or the deferred purchase price of property or services;

          5) purchase money security interests incurred in connection with the Company's normal business activities;

          6) statutory Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons for labor, materials, supplies or rentals incurred in the ordinary course of the Company's business; provided that the underlying obligations relating to such Liens are paid in the ordinary course of business or are being contested in good faith and by appropriate proceedings and with respect to which the Company has made adequate reserves in accordance with GAAP;

          7) attachment, judgment and other similar non-tax Liens with respect to which no Event of Default would exist pursuant to Article V;

                                -9- Gaiam, Inc.

          8) those created under the documents creating and perfecting the Bank's security interests in the collateral hereunder;


          9) those liens created to secure Debt owed by the Company's Real Goods Trading Corp. subsidiary to the California Statewide Certified Development Corporation dated June 17, 1996, as amended, in the original principal amount of $604,000 and any guarantees of such Debt by the Company;

          10) Capital Leases (defined in accordance with GAAP) in an aggregate annual amount less than $1,500,000.00, provided that notice of all Capital Lease transactions of $500,000.00 or greater shall be provided to Bank prior to or concurrently with the such Debt transaction; and

          11) liens that may exist on the assets or securities of acquired business that may be acquired by the Company in the future.

                                   ARTICLE V
                                   ---------

                               EVENTS OF DEFAULT

Section 5.1 The occurrence of any of the following events shall be an "Event of Default", unless cured within ten business days of written notice to the Company by the Bank:

(a) Any payment of principal or interest owed to the Bank shall not be made when due and not be cured within ten business days thereafter; or

(b) Any representation or warranty made by the Company in connection with the execution and delivery of this Agreement, or in any certificate furnished pursuant hereto, shall prove to be at any time incorrect in any material respect; or

(c) The Company shall fail to materially perform or observe any other term, covenant or agreement contained in this Agreement and such failure shall continue for a period of ten business days after written notice to the Company from the Bank; which failure to perform or observe any covenant having occurred subsequent to review of the occasion with the Bank; or

(d) Any obligation of the Company to the Bank for the payment of borrowed money is not made at maturity, whether by acceleration or otherwise, or is declared to be due and payable prior to the stated maturity thereof by reason of default or other violation of the terms thereof.

                               -10- Gaiam, Inc.

(e) The Company shall fail to exercise reasonable efforts to protect and preserve the collateral, liens, and security interests securing the Loans in all material respects.

Section 5.2 Upon the occurrence of an Event of Default, the obligation of the Bank to make advances under this Agreement or any other loan commitment to the Company and to issue Letters of Credit shall terminate and the Bank may declare the principal balance, together with accrued interest thereon, to be immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, protest, notice or demand of any kind, all of which are hereby expressly waived by the Company. Upon any such Event of Default, the Bank may proceed with each and every remedy provided for it in this Agreement, the Note, or security agreements and other instruments executed in connection with the Loans, anything in said instruments to the contrary notwithstanding, and may pursue any other remedy available to the Bank, whether in law or equity, to enforce collection of all sums due and owing to the Bank, all of such right and remedies being cumulative and not exclusive of all rights and remedies which the Bank has or may have against the Company.

                                  ARTICLE VI
                                  ----------

                                 MISCELLANEOUS

Section 6.1 No failure on the part of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and then such a waiver or consent shall be effective only in the specific instance and for the purposes for which it was given. No notice or demand on the Company in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

Section 6.2 No modification of this Agreement shall be effective unless the same be in writing and mutually agreeable between the two parties.

Section 6.3 The Company agrees to pay all costs incurred by both parties in connection with the enforcement of any provision of this Agreement, the collection of the Note or the foreclosure or realization upon any security therefor, except as otherwise ordered by a court or arbitrator.

Section 6.4 This Loan Agreement supercedes a document of the same name dated May 11, 2000, as amended.

Section 6.5 The Company agrees to defend, indemnify, and hold harmless the Bank for, from, and against and to reimburse the

                               -11- Gaiam, Inc.

Bank with respect to any and all claims, actions, costs and expenses whatsoever (including, without limitation, attorneys fees and expenses and costs reasonably incurred), known or unknown, asserted against or incurred by the Bank at any time by reason of or arising out of or relating to any actual or alleged violation of any existing or future environmental law or actual or threatened Contamination relating to the property or activities of the Company, whether or not such contamination was in violation of any environmental statute. This indemnity shall last indefinitely and is specifically intended to survive this Agreement.

Section 6.6 All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed given when personally delivered or mailed to the respective parties' addresses as set forth above. On any matters dealing with Events of Default, the Bank shall deliver written notice either in person or via registered mail at the address shown above to all of the following: the Company's Chairman, its President, and its Chief Financial Officer of record as of the date of said notice. While notice shall be made to the people in all three positions, notice so given shall serve as notice to the Company when received by any one person in one or more of these positions.

Section 6.7 This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Colorado.

Wells Fargo Bank West, N.A.              Gaiam, Inc.


By: /s/ Thomas H. Stauffer               By: /s/ Jirka Rysavy
   --------------------------               ---------------------
   Thomas H. Stauffer                       Jirka Rysavy
   Vice President                           Chairman & C.E.O.

                               -12- Gaiam, Inc.

                                  EXHIBIT "A"
                          BORROWING BASE CERTIFICATE
                         ----------------------------

Wells Fargo Bank West, N. A.
  (hereinafter referred to as the Bank)
1242 Pearl Street, P.O. box 227
Boulder, Colorado 80303-0227

COMPANY NAME: Gaiam, Inc.

COLLATERAL:
1.  Accounts Receivable as of                          _______________

    Total uncollected balances due on open book
Accounts Receivable                                    _______________

Less:
     Assigned accounts which are more than sixty
     days past due according to the assigned
     selling terms or to which there exists a
     dispute with the debtor                           _______________

Less:  Receivables from affiliated companies           _______________
Less:  Receivables from officers and employees         _______________
Less:  Unassigned Receivables from Federal Govt.       _______________

Total eligible amount of Accounts Receivable           _______________

75% of eligible Accounts Receivable                    _______________

2.  Eligible inventory, as described in
    Section 1.1 (a)                                    _______________
    50% of eligible amount of Merchandise
    Inventory allowed                                  _______________


3.  Total eligible collateral Assigned to the Bank
    (Accounts Receivable + Inventory)                  _______________


BORROWINGS:

4.  Amount outstanding previous to this date           _______________

5.  Today's Borrowings                                 _______________

6.  Total Borrowings outstanding as of today
                                                       _______________
7.  Total Borrowing Availability under the
    Security Agreement                                 _______________

    Amount Available for Borrowing after Today        _______________
    (subtract (6) from the lessor of (7) or (3)

We further certify that there have been no sales, returns, allowances or rebates, or other adjustments or credits in connection with the above mentioned assigned accounts and that the above mentioned assigned accounts represent valid indebtedness which the respective debtors are under legal valid obligation to pay when due, and that none of such accounts is subject to any right of deduction, set-off or counter-claim, and that we have not accepted any note, trade acceptance or other form of settlement of any of the above Accounts Receivable, except as above noted and that the above merchandise inventory is unencumbered except to the Bank and that said inventory has been kept in good condition and repair.

We further certify that there is no default in the conditions set forth in the Security Agreement and Loan Agreement dated April 16, 2001.

COMPANY: Gaiam, Inc.

OFFICER OF COMPANY:

                               -13-  Gaiam, Inc.